As filed with the Securities and Exchange Commission on January 30, 2006

Registration No. 333-129361

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN TELECOM SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5065	77-0602480
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2466 Peck Road

City of Industry, California 90601

(562) 908-1287

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Bruce Hahn

Chief Executive Officer

American Telecom Services, Inc.

2466 Peck Road

City of Industry, California 90601

(562) 908-1287

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Ira I. Roxland, Esq. Sonnenschein Nath & Rosenthal LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700 Fax: (212) 768-6800	David Alan Miller, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174-1901 (212) 818-8800 Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share, to be sold by issuer in the offering(3)	3,220,000	$5.05	$16,261,000.00	$1,913.92
Warrants to be sold by issuer in the offering(4)	3,220,000	$0.05	$161,000.00	$18.95
Representative’s purchase option	1	—	$100.00	(5)
Common stock issuable upon exercise of the representative’s purchase option	280,000	$6.3125	$1,767,500.00	$208.03
Warrants issuable upon exercise of the representative’s purchase option	280,000	$0.625	$17,500.00	$2.06
Common stock issuable upon exercise of the warrants sold by issuer in the offering (including the warrants underlying the representative’s purchase option)	3,500,000	$5.05	$17,675,000.00	$2,080.35
Common stock to be sold by selling securityholders(6)	749,930	$5.05	$3,787,146.50	$445.75
Warrants to be sold by selling securityholders(6)	1,475,666	$0.05	$73,783.30	$8.68
Common stock to be sold by selling securityholders upon their exercise of warrants(6)	1,475,666	$5.05	$7,452,113.30	$877.11
Common stock to be issued upon exercise of warrants after sale thereof in open market transactions(6)	1,475,666	$5.05	$7,452,113.30	$877.11
Total			$54,647,256.40	$6,431.96	(7)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(3)	Includes 420,000 shares of common stock issuable upon exercise of the underwriters’ over-allotment option.
(4)	Includes 420,000 warrants issuable upon exercise of the underwriters’ over-allotment option.
(5)	No fee pursuant to Rule 457(g).
(6)	Securities being sold by the selling securityholders identified in this registration statement.
(7)	6,406.75 of registration fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on the 30th day of January, 2006.

AMERICAN TELECOM SERVICES INC.

By:	/s/ BRUCE HAHN
Bruce Hahn Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ LAWRENCE BURSTEIN Lawrence Burstein	Chairman	January 30, 2006

/s/ BRUCE HAHN Bruce Hahn	Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2006

/s/ BRUCE LAYMAN Bruce Layman	Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2006

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